EXHIBIT10.27

Execution Copy

AMENDMENT NO. 1 TO

NOTE PURCHASE AGREEMENT

(2016)

This AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT (this “Amendment”), is dated as of October 13, 2017, by and among Life Storage, Inc., formerly known as Sovran Self Storage, Inc., a Maryland corporation (“LSI”) and Life Storage LP, a Delaware limited partnership, formerly known as Sovran Acquisition Limited Partnership, (“LSLP”, and together with LSI, the “Obligors”) and the holders of the Notes (as defined below) party hereto.  Capitalized terms used but not defined herein have the meanings given to them in the Note Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Obligors issued $200,000,000 aggregate principal amount of its 3.67% Senior Guaranteed Notes, Series F, due July 21, 2028 (the “Notes”) pursuant to that certain Note Purchase Agreement dated as of July 21, 2016 among the Obligors, and each of the purchasers named on Schedule A thereto (the “Note Purchase Agreement”); and

WHEREAS, the Obligors and the noteholders party hereto desire to amend certain provisions of the Note Purchase Agreement on the terms and conditions contained herein; and

WHEREAS, in accordance with Section 17.1 of the Note Purchase Agreement, the provisions of the Note Purchase Agreement being amended pursuant to Section 2 hereof may be amended with the written consent of the Obligors and the Required Holders.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.Incorporation of Recitals.  The above Recitals are hereby confirmed by the parties hereto and incorporated into this Amendment in their entirety.

Section 2.Amendments to Note Purchase Agreement.  Upon the effectiveness of this Amendment, the Note Purchase Agreement is hereby amended as follows:

(a)Each reference of the Note Purchase Agreement to:

(i)“Sovran Self Storage, Inc., a Maryland corporation (“Sovran”) shall mean “Life Storage, Inc., a Maryland corporation (“LSI”) and

(ii)“Sovran Acquisition Limited Partnership, a Delaware limited partnership (“SALP”) shall mean “Life Storage LP, a Delaware limited partnership (“LSLP”).

(b)Section 10.3(k) of the Note Purchase Agreement shall be replaced in its entirety as follows:

(k)  Investments consisting of Distributions permitted under Section 10.7 hereof;

and

(c)Section 10.7 of the Note Purchase Agreement shall be replaced in its entirety as follows:

Section 10.7  Distributions.  The Obligors will not make any Distributions if any Default or Event of Default has occurred and is continuing or would occur therefrom; provided, however, that the Obligors may at all times make Distributions with respect to any fiscal year in an aggregate amount not to exceed the minimum amount (after taking into account all available funds of LSI from all other sources) necessary in order to enable LSI to maintain its status as a REIT; and provided further that, subject to the requirements of Section 10.3(1), the Obligors will not at any time make any Distributions with respect to any period of twelve (12) consecutive months in connection with the purchase, redemption or retirement of capital stock of the Obligors that exceed $100,000,000 in the aggregate during such period unless the Obligors shall have first received written confirmation from each Rating Agency then rating the long term unsecured debt of the Obligors that the proposed Distribution will not result in such rating being withdrawn or being downgraded below “BBB-” by S&P, “Baa3” by Moody’s, “BBB-” by Fitch or below an equivalent rating by any other Rating Agency then rating the Obligors.

(d)Section 10.10 of the Note Purchase Agreement shall be replaced in its entirety as follows:

Section 10.10.  Consolidated Tangible Net Worth.  As at the end of any fiscal quarter and any other date of measurement, the Obligors shall not permit Consolidated Tangible Net Worth to be less than the sum of (a) $1,210,000,000, plus (b) 80% of the sum of (i) the Net Cash Proceeds received by LSI in connection with any offering of stock in LSI and (ii) the aggregate value of operating units issued by LSLP in connection with asset or stock acquisitions (valued at the time of issuance by reference to the terms of the agreement pursuant to which such units are issued), in each case after December 10, 2014, and on or prior to the date such determination of Consolidated Tangible Net Worth is made.

(e)Schedule B to the Note Purchase Agreement is hereby amended by replacing each of the following terms in its entirety as follows:

(i)“Holdings” means Life Storage Holdings, Inc., a Delaware corporation.

(ii)“Principal Lending Facility” means, collectively, the Bank Credit Agreement, the 2011 Note Purchase Agreement, the 2014 Note Purchase Agreement, the Public Bond Facility and any other agreement, whether now existing or existing in the future, creating or evidencing privately placed or publicly issued indebtedness for borrowed money by any Obligor.

Section 3.Conditions Precedent to Effectiveness of Amendment.  This Amendment shall be fully effective and binding on all the parties hereto and all holders of the Notes as of the date hereof when all of the following conditions precedent shall have been satisfied (the “Effective Date”):

(a)upon the execution and delivery of this Amendment by the Obligors and the Required Holders;

(b)the representations and warranties of the Obligors set forth in Section 6 hereof shall be true and correct on and with respect to the date of the execution and delivery of this Amendment and as of the Effective Date; and

(c)the holders shall have received fully executed copies of the following, each of which shall be in form and substance reasonably satisfactory to the Required Holders:  (i) that certain Fourth Amendment to Sixth Amended and Restated Revolving Credit and Term Loan Agreement, dated October 13, 2017, by and among the Obligors and Manufacturers and Traders Trust Company, as Administrative Agent, with respect to the Bank Credit Agreement; (ii) that certain Amendment No. 5 to Note Purchase Agreement (2011), dated the date hereof, by and among the Obligors and the holders party thereto, with respect to the Note Purchase Agreement dated as of August 5, 2011, among LSI, LSLP and the several Purchasers identified therein, as amended to date; and (iii) that certain Amendment No. 4 to Note Purchase Agreement (2014), dated the date hereof, by and among the Obligors and the holders party thereto, with respect to the Note Purchase Agreement dated as of April 8, 2014, among LSI, LSLP and the several Purchasers identified therein.

The Obligors will deliver executed or true and correct copies of this Amendment to each holder of outstanding Notes promptly following the date on which it is executed and delivered by all the necessary parties hereto.

Section 4.Ratification.  Except as specifically set forth in this Amendment, the  terms of the Note Purchase Agreement, as amended hereby, shall remain in full force and effect and are hereby ratified and affirmed, in their entirety.

Section 5.Representation of Authority.  By execution and delivery of this Amendment, each party hereby represents and warrants to the other parties that the person executing this Amendment for such party is duly authorized to execute this Amendment on behalf of such party.

Section 6.Representations and Warranties of the Obligors.  To induce the Required Holders to execute and deliver this Amendment, each of the Obligors represents and warrants to the holders of the Notes that on the date hereof:

(a)Authorization, Etc.  This Amendment has been duly authorized by all necessary corporate or partnership action on the part of it, and the Note Purchase Agreement, as amended by this Amendment, constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and (ii) general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(b)Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by it of this Amendment will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of a Lien in respect of any property of it under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, partnership agreement, limited liability company agreement or any other agreement or instrument to which it is bound or by which it or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to it or (iii) violate any provision of any statute or other rule or regulations of any Governmental Authority applicable to it.

(c)Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by it of this Amendment, except any that have been obtained and are in full force and effect.

(d)No Default.  No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

(e)No Fees.  It has not, nor has any Subsidiary or Affiliate of it, directly or indirectly, paid or caused to be paid any consideration or remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any creditor of the Obligors as consideration for or as an inducement to the entering into by any such creditor of any amendment or other modification to any credit facility, the effect of which amendment or other modification is to amend or modify any provisions thereof similar to the modifications reflected in this Amendment.

Section 7.Fees of Counsel.  The Obligors shall pay the reasonable fees and disbursements of Greenberg Traurig, LLP, as special counsel for the holders of the Notes, relating to the transactions contemplated by this Amendment, as set forth in a statement delivered to the Obligors.

Section 8.Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 9.Governing Law.  This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice of law principles of the law of such State that would require or permit the application of the laws of a jurisdiction other than such State.

Section 10.Electronic Delivery.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by electronic mail in “portable document format” (“.pdf’) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall be effective as delivery of a manually executed counterpart of this Amendment.

[Remainder of page intentionally left blank; next page is signature page]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date hereof.

OBLIGORS:

LIFE STORAGE, INC.
(f/k/a SOVRAN SELF STORAGE, INC.)

By:	/s/ Andrew J. Gregoire
Name:	Andrew J. Gregoire
Title:	Chief Financial Officer

LIFE STORAGE LP
(f/k/a SOVRAN ACQUISITION LIMITED PARTNERSHIP)

By:	Life Storage Holdings, Inc. (f/k/a Sovran Holdings, Inc.),
its general partner

By:	/s/ Andrew J. Gregoire
Name:	Andrew J. Gregoire
Title:	Chief Financial Officer

[Signature Page - Amendment No. 1 to Note Purchase Agreement (2016 Notes)]

This Agreement is hereby accepted and agreed to as of the date thereof.

Teachers Insurance and Annuity
Association of America

By:	/s/ Chris Miller
Name:	Chris Miller
Title:	Director

[Signature Page – Amendment No. 1 to Note Purchase Agreement (2016)]

This Agreement is hereby accepted and agreed to as of the date thereof.

Thrivent Financial for Lutherans

By:	/s/ Christopher Patton
Name:	Christopher Patton
Title:	Managing Director

[Signature Page – Amendment No. 1 to Note Purchase Agreement (2016)]

This Amendment is hereby accepted and agreed to as of the date thereof.

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ John A. Wills
Name:	John A. Wills
Title:	Senior President and Managing Director

BRIGHTHOUSE LIFE INSURANCE COMPANY
f/k/a MetLife Insurance Company USA

By:	MetLife Investment Advisors , its Investment Manager

By:	/s/ Frank O. Monfalcone
Name:	Frank O. Monfalcone
Title:	Managing Director

[Signature Page – Amendment No. 1 to Note Purchase Agreement (2016)]

This Agreement is hereby accepted and agreed to as of the date thereof.

Minnesota Life Insurance Company
Alliance United Insurance Company
American Republic Insurance Company
Blue Cross And Blue Shield of Florida, Inc.
Polish National Alliance of the U.S. of N.A.
Catholic Life Insurance
Dearborn National Life Insurance Company
Gleaner Life Insurance Society
United Insurance Company Of America
Unity Financial Life Insurance Company
Catholic United Financial

By:	Advantus Capital Management, Inc.

By:	/s/ Robert G. Diedrich
Name:	Robert G. Diedrich
Title:	Vice President

[Signature Page – Amendment No. 1 to Note Purchase Agreement (2016)]

This Agreement is hereby accepted and agreed to as of the date thereof.

Transamerica Financial Life Insurance
Company

By:	AEGON USA Investment Management,
LLC, its investment manager

By:	/s/ Josh Prieskorn
Name:	Josh Prieskorn
Title:	Vice President

Transamerica Life (Bermuda) LTD

By:	AEGON USA Investment Management,
LLC, its investment manager

By:	/s/ Josh Prieskorn
Name:	Josh Prieskorn
Title:	Vice President

[Signature Page – Amendment No. 1 to Note Purchase Agreement (2016)]

This Agreement is hereby accepted and agreed to as of the date thereof.

The Guardian Life Insurance Company of America

By:	/s/ Barry Scheinholtz
Name:	Barry Scheinholtz
Title:	Senior Director

[Signature Page – Amendment No. 1 to Note Purchase Agreement (2016)]